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                                                                    Exhibit 23.3


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 23, 2001, with respect to the consolidated financial statements and the related financial schedule included therein, of Teligent, Inc. (on May 21, 2001, Teligent, Inc. filed for protection under the United States bankruptcy laws) for the year ended December 31, 2000, included in Amendment No. 2 to the Registration Statement (Form S-1 No. 333-55998) and related Prospectus of Liberty Media Corporation dated May 24, 2001.


                                          /s/ Ernst & Young LLP

McLean, Virginia
May 21, 2001